As filed with the Securities and Exchange Commission on October 6, 2026

Registration Statement No. 333-151586

Registration Statement No. 333-220466

Registration Statement No. 333-230073

Registration Statement No. 333-253397

Registration Statement No. 333-261188

Registration Statement No. 333-264192

Registration Statement No. 333-270749

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

Registration Statement No. 333-151586

Registration Statement No. 333-220466

Registration Statement No. 333-230073

Registration Statement No. 333-253397

Registration Statement No. 333-270749

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

Registration Statement No. 333-261188

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4MEF

Registration Statement No. 333-264192

Under

the Securities Act of 1933

Warner Bros. Discovery, Inc.

Discovery Global Holdings, Inc.

Discovery Communications, LLC

Scripps Networks Interactive, Inc.

(Exact name of each registrant as specified in its respective charter)

Delaware Delaware Delaware Ohio	4841 4841 4841 4841	35-2333914 87-0943087 32-0204298 61-1551890
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

230 Park Avenue South

New York, New York 10003

(212) 548-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie Kyoko McKinnon

General Counsel and Secretary

Skydance Corporation

1515 Broadway

New York, New York 10036

(212) 258-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Faiza J. Saeed Daniel J. Cerqueira Claudia J. Ricciardi Alexander E. Greenberg Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, New York 10001 (212) 474-1000	Ian Nussbaum Max Schleusener Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

DEREGISTRATION OF SECURITIES

Warner Bros. Discovery, Inc., a Delaware corporation (formerly known as Discovery Communications, Inc. and Discovery, Inc.) (the “Company”), Discovery Global Holdings, Inc., a Delaware corporation (formerly known as WarnerMedia Holdings, Inc.) (“DGH”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”) and Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”, and together with the Company, DGH and DCL, the “Registrants”) are filing these post-effective amendments (each, a “Post-Effective Amendment”) to deregister any and all securities of the Registrants, as applicable, previously registered but that remain unsold or otherwise unissued under such Registration Statements as of the date hereof:

•	Registration Statement No. 333-151586 on Form S-4, originally filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2008 (the “2008 Registration Statement”);

•	Registration Statement No. 333-220466 on Form S-4, originally filed with the SEC on September 14, 2017 (the “2017 Registration Statement”);

•	Registration Statement No. 333-230073 on Form S-4, originally filed with the SEC on March 5, 2019 (the “2019 Registration Statement”);

•	Registration Statement No. 333-253397 on Form S-4, originally filed with the SEC on February 23, 2021 (the “2021 Registration Statement I”);

•	Registration Statement No. 333-261188 on Form S-4, originally filed with the SEC on November 18, 2021 (the “2021 Registration Statement II”);

•	Registration Statement No. 333-264192 on Form S-4MEF, originally filed with the SEC on April 8, 2022 (the “2022 Registration Statement”); and

•

Registration Statement No.  333-270749 on Form S-4, originally filed with the SEC on March 22, 2023 (the “2023 Registration Statement”, and together with the 2008 Registration Statement, 2017 Registration Statement, 2019 Registration Statement, 2021 Registration Statement I, 2021 Registration Statement II and 2022 Registration Statement, the “Registration Statements”).

On October 6, 2026, Skydance Corporation (f/k/a Paramount Skydance Corporation), a Delaware corporation (“SKYD”), completed the previously announced acquisition of the Company pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of February 27, 2026 (the “Merger Agreement”), by and among the Company, SKYD and Prince Sub Inc., a Delaware corporation and a wholly owned subsidiary of SKYD (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of SKYD (the “Merger”).

As a result of the Merger, the Registrants have terminated any and all offerings of their securities pursuant to the Registration Statements. Accordingly, the Registrants, as applicable, hereby terminate the effectiveness of each of the Registration Statements and, in accordance with the undertakings made by the Registrants, as applicable, in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered but remain unsold at the termination of the offering, hereby remove from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant has duly caused these Post-Effective Amendments, as applicable, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of October, 2026.

WARNER BROS. DISCOVERY, INC.

By:	/s/ Stephanie Kyoko McKinnon
Name: Stephanie Kyoko McKinnon
Title: Executive Vice President and General Counsel

DISCOVERY GLOBAL HOLDINGS, INC.

By:	/s/ Fraser Martin Woodford
Name: Fraser Martin Woodford
Title: Executive Vice President and Treasurer

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ Fraser Martin Woodford
Name: Fraser Martin Woodford Title: Executive Vice President and Treasurer

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Fraser Martin Woodford
Name: Fraser Martin Woodford Title: Executive Vice President and Treasurer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.